Exhibit 99.1
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

                                  UACSC 2001-C
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                                    06/30/02

NOTE BALANCE RECONCILIATION                                             D O L L A R S                                        NUMBERS
                                  CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4         CLASS B          TOTAL
                                ----------------------------------------------------------------------------------------------------
Original Note Balances          62,105,000.00  89,627,000.00  67,659,000.00  90,809,000.00    19,800,000.00  330,000,000.00   21,076
Beginning Period Note Balances            --   78,207,342.32  67,659,000.00  90,809,000.00    19,800,000.00  256,475,342.32   17,395
Principal Collections
   - Scheduled Payments                   --    3,740,709.71            --             --     $3,740,709.71             --
Principal Collections
   - Payoffs                              --    3,219,881.50            --             --      3,219,881.50             --       335
Principal Withdrawal
   from Payahead                          --          653.59            --             --            653.59             --
Gross Principal Charge Offs               --      812,912.85            --             --      $ 812,912.85             --        64
Repurchases                               --       17,186.42            --             --         17,186.42            --          5
                                ----------------------------------------------------------------------------------------------------
Ending Note Balances                      --   70,415,998.25  67,659,000.00  90,809,000.00    19,800,000.00  248,683,998.25   16,991
                                ====================================================================================================


Note Factor                               --      0.7856561       1.0000000      1.0000000        1.0000000         .7535879
Interest Rate                          2.5850%       3.0300%         3.8100%         4.390%           4.730%         3.5824%

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

CASH FLOW RECONCILIATION

Principal Wired                                                               6,960,591.21
Interest Wired                                                                2,274,414.17
Withdrawal from Payahead Account                                                    655.92
Repurchases (Principal and Interest)                                             17,537.59
Charge Off Recoveries                                                           305,409.59
Interest Advances                                                                46,851.16
Collection Account Interest Earned                                                9,326.89
Prefunding Reserve Amount Released from Spread Account                                   -
Prefund Account Withdrawal                                                               -
Spread Account Withdrawal                                                                -
Policy Draw for Principal or Interest                                                    -
                                                                            --------------
Total Cash Flow                                                               9,614,786.53
                                                                            ==============
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

TRUSTEE DISTRIBUTION (07/08/02)

Total Cash Flow                                                               9,614,786.53
Unrecovered Advances on Defaulted Receivables                                    20,514.64
Servicing Fee (Due and Unpaid)                                                           -
Interest to Class A-1 Noteholders, including any overdue amounts                         -
Interest to Class A-2 Noteholders, including any overdue amounts                197,473.54
Interest to Class A-3 Noteholders, including any overdue amounts                214,817.33
Interest to Class A-4 Noteholders, including any overdue amounts                332,209.59
Interest to Class B Noteholders, including any overdue amounts                   78,045.00
Principal to Class A-1 Noteholders, including any overdue amounts                        -
Principal to Class A-2 Noteholders, including any overdue amounts             7,791,344.07
Principal to Class A-3 Noteholders, including any overdue amounts                        -
Principal to Class A-4 Noteholders, including any overdue amounts                        -
Principal to Class B Noteholders, including any overdue amounts                          -
Insurance Premium                                                                34,196.71
Unreimbursed draws on the Policy for Principal or Interest                               -
Any other amounts payable to the Insurer under the Insurance Agreement
Interest Advance Recoveries from Payments                                        26,989.89
Deposit to Payahead                                                                      -
Payahead Account Interest to Servicer                                                 2.33
Excess                                                                          919,193.43
                                                                            --------------
Net Cash                                                                                 -
                                                                            ==============

Servicing Fee Retained from Interest Collections                                213,731.40
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

SPREAD ACCOUNT  RECONCILIATION


Original Balance                                                                 91,200.00
Beginning Balance                                                             6,600,000.00
Trustee Distribution of Excess                                                  919,193.43
Prefunding Reserve Amount Released                                                       -
Interest Earned                                                                   9,535.89
Spread Account Draws                                                                     -
Reimbursement for Prior Spread Account Draws                                             -
Distribution of Funds to Servicer                                              (928,729.32)
                                                                            --------------
Ending Balance                                                                6,600,000.00
                                                                            ==============
Required Balance                                                              6,600,000.00
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

FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION


Original Balance                                                              9,900,000.00
Beginning Balance                                                             6,624,092.73
Reduction Due to Spread Account                                                          -
Reduction Due to Principal Reduction                                           (400,325.60)
                                                                            --------------
Ending Balance                                                                6,223,767.13
                                                                            ==============

a) Outstanding Balance * 5.00% -Spread Balance                                6,223,767.12
b) Original Note Balance * 3.00%                                              9,900,000.00
c) Prior Payment Date First Loss Protection Amount                            6,624,092.72
                                                                            --------------
First Loss Protection Amount [lesser of a), b) or c) ]                        6,223,767.12
                                                                            ==============
First Loss Protection Fee %                                                           2.25%
First Loss Protection Fee                                                        11,669.56

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


POLICY  RECONCILIATION


Original Balance                                                            330,000,000.00
Beginning Balance                                                           250,938,507.72
Draws                                                                                    -
Reimbursement of Prior Draws                                                             -
                                                                            --------------
Ending Balance                                                              250,938,507.72
                                                                            ==============

Adjusted Ending Balance Based Upon Required Balance                         243,120,275.11
                                                                            ==============
Required Balance                                                            243,120,275.11
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


PAYAHEAD RECONCILIATION


Beginning Balance                                                                 2,160.77
Deposit                                                                                  -
Payahead Interest                                                                     2.33
Withdrawal                                                                          655.92
                                                                            --------------
Ending Balance                                                                    1,507.18
                                                                            ==============
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



CURRENT DELINQUENCY
                                                                   GROSS
       # PAYMENTS DELINQUENT                NUMBER                BALANCE
                                            ------                -------
1 Payment                                     226               2,708,881.34
2 Payments                                    111               1,216,587.04
3 Payments                                     39                 538,292.82
                                            --------------------------------
Total                                         376               4,463,761.20
                                            ================================

Percent Delinquent                          2.613%                     1.795%




DELINQUENCY RATE (60+)
                                                                    RECEIVABLE
                                              END OF PERIOD         DELINQUENCY
     PERIOD               BALANCE             POOL BALANCE             RATE
                        -------------------------------------------------------
Current                 1,754,879.86         248,683,998.25           0.71%
1st Previous            1,788,395.42         256,475,342.32           0.70%
2nd Previous            1,710,134.70         264,481,854.40           0.65%

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

NET LOSS RATE
                                                                                                         DEFAULTED
                                                        LIQUIDATION               AVERAGE                 NET LOSS
    PERIOD                             BALANCE           PROCEEDS              POOL BALANCE             (ANNUALIZED)
                                    --------------------------------------------------------------------------------
Current                               812,912.85         305,409.59           252,579,670.29                2.41%
1st Previous                          736,881.95         347,333.23           260,478,598.36                1.79%
2nd Previous                          556,695.86         429,260.69           268,826,410.33                0.57%

Gross Cumulative Charge Offs        5,055,300.75   Number of Repossessions                                    48
Gross Liquidation Proceeds          1,762,917.24   Number of Inventoried Autos EOM                            67
Net Cumulative Loss Percentage              1.00%  Amount of Inventoried Autos EOM                    500,702.00
Net Cumulative Loss Percentage
   (adjusted for estimated
   future Liquidation Proceeds)             0.85%
Trigger                                     1.50%
Status                                  OK
Net Cumulative Loss Trigger             NO
   Hit in Current or any
    Previous Month

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

EXCESS YIELD TRIGGER
                                                                         EXCESS YIELD
                            EXCESS               END OF PERIOD            PERCENTAGE
      PERIOD                 YIELD               POOL BALANCE            (ANNUALIZED)
                         ------------           --------------           ------------
Current                    966,700.29           248,683,998.25               4.66%
1st Previous             1,238,939.60           256,475,342.32               5.80%
2nd Previous             1,436,988.58           264,481,854.40               6.52%
3rd Previous               945,987.96           273,170,966.25               4.16%
4th Previous               955,723.87           282,160,800.31               4.06%
5th Previous             1,400,838.28           290,555,892.13               5.79%




                                         LEVEL           TRIGGER          STATUS
                                         -----           -------          ------
Six Month Average Excess Yield           5.16%            1.50%             OK

Trigger Hit in Current or any Previous Month                                NO



DATE: July 8, 2002                             /s/ Diane Slomka
                                               ---------------------------------
                                               DIANE SLOMKA
                                               OFFICER